ACCUIMAGE DIAGNOSTIC CORP
                               501 GRANDVIEW DRIVE
                          SOUTH SAN FRANCISCO, CA 94080

                              EMPLOYMENT AGREEMENT

         This Employment Agreement ("Agreement") is entered into and effective this 1st day of January, 2004 ("Effective Date") by and between ACCUIMAGE DIAGNOSTIC CORP., a Nevada corporation ("Company") and AVI FALIKS ("Faliks"), regarding the terms and conditions of his employment by and with the Company

                                    RECITALS

         A. Company is engaged in the development, marketing and support of software for the visualization, analysis and management of medical imaging date ("Business").
         B. Company wishes to employ Faliks and Faliks wishes to be employed to provide his services to Company on the terms and conditions set forth below.

         NOW, THEREFORE, for good and sufficient consideration, the parties agree as follows:


                                    AGREEMENT

POSITION AND DUTIES. Faliks will be employed full-time as Chief Executive Officer of Company, effective January 1, 2004, or such other position and duties as the Company's Board of Directors ("Board") may determine and assign, consistent with Faliks' background, experience and performance. As Chief Executive Officer, Faliks will report to the Board, will have profit and loss responsibility for the Company, responsibility for the Company's Strategic Marketing, Business Development and overall Strategic and yearly Business Plan as well as overall responsibility for directing the Company toward the achievement of its business objectives as approved by the Board, plus those duties of an executive officer of the Company established from time to time by the board and such additional duties as may be mutually agreed from time to time.

         1. TERM. Faliks' employment will be at will and for a one-year term, terminable at the will of either Faliks or the Company on thirty (30) days written notice, subject to the terms and conditions set forth below.

         2. STANDARDS OF PERFORMANCE. Faliks agrees to perform all of his duties in a fully professional manner pursuant to the standards of skill, competence, and efficiency expected of his position, and subject to the direction and control of the board. He agrees to devote his energy and attention and give his best efforts and skills to the furtherance and best interests of the Company, and to the performance of his duties hereunder.

         The above notwithstanding, and specifically subject to Board approval and the provisions of Section 6 below, the expenditure of reasonable amounts of time for personal business, charitable, community or professional activities will not be deemed a breach of this Agreement, provided that such activities, individually or in the aggregate, do not interfere materially with the performance of his duties hereunder, and further provided that in engaging in such activities he complies fully with the non-compete and confidentiality provisions of this Agreement and/or related policies of the Company, as they may be modified from time to time. Faliks understands and agrees that the performance of his duties and his employment with the Company generally are subject to all of the policies of the Company, the Board, the Company's Articles of Incorporation and Bylaws, and to and all laws and regulations applicable to corporations generally and to the medical imaging industry in particular.



         3.       COMPENSATION, BENEFITS AND PERSONNEL POLICIES.


         (a) Salary. As compensation for all services rendered pursuant to this Agreement, including serving as a member of the Board, if so elected, Faliks shall be entitled to a base salary in a gross amount equivalent to $1.00.


         (b) Options & Equity. To be determined by the Board.


         (c) Faliks will also be covered by and/or entitled to participate in Company's policies and/or plans regarding benefits of employment, including all pension, profit sharing and other retirement plans, and all group health, hospitalization and disability insurance plans and other employee welfare benefit plans, as are customarily available to and on the same terms as other key executives. In addition, Faliks' employment is subject to Company's personnel and financial policies as they may be developed and modified from time to time.


         (d) The Company will reimburse Faliks promptly for reasonable out-of-pocket expenses incurred in connection with the performance of his duties, including but not limited to travel expenses, food and lodging while away from home, and reasonable entertainment expenses, consistent with such policies as the Company may establish from time to time and provided that Faliks provides appropriate and timely expense reports with appropriate supporting documentation.

         (e) During each calendar year of employment, Faliks is entitled paid vacation, sick leave and other paid leaves in accordance with the Company's policies with respect to paid leaves for executives.



         4.       TERMINATION OF EMPLOYMENT



         (a) WITHOUT CAUSE. Company may terminate Faliks' employment without cause effective upon thirty (30) days' written notice. In the event that the Company terminates Faliks' employment without cause Faliks shall be entitled to:
(i) payment of all earned but unpaid compensation through the date of termination, (ii) group health coverage for an additional two month period, payable pursuant to the Company's regular payroll practices at the time ("Severance Period"), and (iii) vesting of any options that otherwise would have vested during the Severance Period. All unvested/unvestable options shall be forfeit as of the date of termination and the Company shall be relieved of any further obligations under the Agreement in this regard.



         (b) WITH CAUSE. The Company may also terminate Faliks' employment, at any time and without any prior notice, written or otherwise, for cause which, for purposes of this Agreement, is defined as any one of the following: (i) criminal conduct, an act of dishonesty or material breach of this Agreement;
(ii) repeated or demonstrated failure or refusal to perform the material duties of his position after receiving at least ten (10) days' written notice of the nature of the failure or refusal to perform, or any failure or refusal to follow a lawful directive of the Board; or (iii) taking any action or conducting himself in a manner which is contrary or inimical to the best interests or reputation of the Company, its parent, subsidiaries or affiliated companies. In the event the Company terminates Faliks for cause, he will be entitled only to compensation earned, pro rata, and any options that have vested pursuant to their terms, up to the date of his termination. All unvested options shall be forfeit as of the date of termination and the Company shall be relieved of any further obligations hereunder.



         (c) INCAPACITY. If during the period of his employment Faliks becomes temporarily disabled from performing his duties hereunder through illness or otherwise, he will be entitled to a leave of absence with continuation of compensation and benefits for the duration of the disability up to a maximum in the aggregate of three (3) months. If it reasonably appears to the Company in the good faith exercise of its judgment that the disability will be permanent, or in any event if such disability lasts longer than three months, the Company will have the right to terminate Faliks' employment immediately thereafter and Faliks will be entitled to receive whatever benefits he may be entitled to receive pursuant to the Company's benefit plans or policies

         (d) DEATH. If Faliks should die while actively employed pursuant to this Agreement, the Company shall pay to his estate or designated beneficiaries within sixty (60) days: (i) any earned but unpaid compensation through the date of death; (ii) any bonus as determined by the Board to be appropriate, pro rate through the date of death, and (iii) any other death benefit made available to similarly situated executives in accordance with the terms and conditions of Company's regular policies or programs.



         (e) RESIGNATION. In the event Faliks elects to resign, Faliks shall provide at least thirty (30) days' written notice of such election to resign and shall be entitled to payment of all earned but unpaid compensation and any options that have vested pursuant to their terms, up to the date of termination. All unvested options shall be forfeit as of the date of termination and the Company shall be relieved of any further obligations under the Agreement.



         5. NON-SOLICITATION AND NON-COMPETITION.



(a) NON-COMPETITION. During Faliks' employment and during any Severance Period thereafter, he will not engage, either directly or beneficially, in any outside business or financial activity, nor render any service in any capacity to anyone in the business of medical imaging technology. For purposes of this Section 6 and of Section 7, below, Faliks agrees and understands that the Company is defined to include any parent, subsidiary, predecessor, successor or affiliate of the Company, and further that "engaging in business" or "rendering any service" includes serving as an officer, director, employee, shareholder, investor, consultant (with or without compensation) or adviser to any other entity which engages in the Company's business in the United States Faliks agrees that with respect to any other outside work during the employment period, including self-employment, he is required to obtain the advance written approval of the Company's Board of Directors, which will evaluate his request taking into account such factors as his work schedule, duties and responsibilities, and actual or apparent conflict or incompatibility of employment, and any potential impact on his performance. The Board's determination shall be made in its sole discretion, and shall be final.



(b) NON-SOLICITATION. During his employment, during any Severance Period, and for one year thereafter, except as required by his duties for the Company, Faliks will not, directly or indirectly, or in concert with others, employ nor solicit nor influence nor otherwise cause any employee of the Company or any of its affiliated companies to leave their employment with the Company.

         6.       CONFIDENTIALITY, TRADE SECRETS, AND ASSIGNMENT OF INVENTIONS.



         (a) Faliks acknowledges and agrees that during the course of his employment with Company, and in preparation therefore and thereafter, he will be privy to many trade secrets and/or proprietary and other confidential or privileged information (together "Proprietary Information") regarding the Company which may affect, among other things, the successful conduct, furtherance and protection of the Company's business and good will. For these purposes, confidential information means all business information of whatever nature regarding the Company (including any and all parents, subsidiaries, predecessors, successors or affiliates), or about any of its products or services or potential products or services, business plans, executives, employees, and methods of doing business, which is not generally known to the public at large. Trade secrets mean information which derives independent economic value from not being generally known to the public or to others who can derive economic value from its disclosure or use and is the subject of reasonable efforts to maintain its secrecy. This Proprietary Information specifically includes but is not limited to technological information, customer lists, types and prices of merchandise and orders, future plans, sales methods, and salary and other personnel information. Faliks agrees to keep all such information in strictest confidence and not to disclose it except for legitimate purposes of the Company and with the Company's express written consent, either during his employment or at any time thereafter.



         (b) On termination of his employment, Faliks shall promptly deliver to the Company all equipment belonging to it, all code and computer programs of whatever nature, as well as all manuals, letters, correspondence, reports, price lists, customer lists, sales information, and all copies thereof, and all other materials of a confidential nature regarding the Company's business that are in his possession or control. Faliks further agrees that the remedy at law for any breach of the provisions of Sections 6 and 7 herein will be inadequate, and that the Company will be entitled to seek appropriate injunctive relief in addition to any remedy at law in case of any such breach.



         (c) Faliks acknowledges and specifically agrees that fully all work he performs within the scope of his employment, and/or all work which relates at the time of conception or reduction to the Company's business, or actual or anticipated research or development of the Company, and/or all work which results from any work Faliks performs for the Company, whether such work is performed during regular business hours or otherwise, and whether utilizing the Company's equipment, supplies, facilities or trade secret information or otherwise, shall belong to the Company. Faliks agrees to assign, or offer to assign, or to take such other reasonable action to assure that any and all rights to such work shall belong or otherwise be transferred to the Company. The foregoing notwithstanding, the parties agree that nothing in this subsection covers, nor is intended to cover, any rights to an invention required to be excluded from the provisions hereof by California Labor Code Section 2870, as it may be modified from time to time, a copy of which is attached to this Agreement.

         (d) Faliks further agrees, as a condition of continued employment, to promptly disclose to the Company all ideas, processes, inventions, improvements, developments, methods, designs, analyses, drawings, reports and discoveries coming within the scope of the Company's business or related to its products or to any research, design, development, application or production work carried on by the Company, or to any problems or programs specifically assigned to Faliks, conceived alone or with others during his employment, and whether or not conceived during regular working hours. All such ideas, processes, programs, applications, trademarks, inventions, improvements, developments and discoveries, whether patentable or not, shall be the Company's sole and exclusive property, and Faliks assigns and hereby agrees to assign his entire right title and interest in and to the same to the Company, and to take such other reasonable action to assure that such work shall belong to and be protected on behalf of the Company.



         7. GOVERNING LAW. This Agreement will be governed by and construed according to the laws of the State of California.



         8. RESOLUTION OF DISPUTES. Any controversy between Faliks and the Company involving his employment with the Company or termination thereof, including but not limited to enforcement, construction, or application of any term, provision, or condition of this Agreement, except with respect to paragraphs 6 and 7 hereof, shall be referred to non-binding mediation by a sole mediator to be selected by agreement between the parties within ten (10) business days. The mediation shall be scheduled and conducted as promptly as practicable, and the costs of mediation shall be borne equally by the parties.



         If the parties cannot themselves agree on a mediator, or if mediation does not resolve the matter, then either party shall submit the controversy or claim, within 180 days, to final and binding arbitration in accordance with the Federal Arbitration Act and the rules of the Judicial and Mediation Services ("JAMS") then in effect, such arbitration to be conducted in the County of San Mateo, California. Failure to initiate arbitration within such one hundred and eighty (180) day period, or as mutually extended, shall constitute a waiver of any and all such claims, and they shall be forever barred. Both parties will attempt to agree upon a mutually acceptable arbitrator. If they are unable to agree upon an arbitrator, then an arbitrator will be selected in accordance with the then-current rules of the JAMS. The parties further agree that arbitrator shall be entitled to award money damages including reasonable attorneys' fees to the prevailing party, but shall not be entitled to award any other remedy at law or equity including but not limited to exemplary damages, specific performance or injunctive relief. The costs of the arbitrator will be shared equally by both parties. The parties agree that, except as specifically excepted herein, arbitration will be their exclusive form for resolving disputes with one another regarding the employment relationship and this Agreement, and they expressly waive any entitlement they may have to have controversies between them decided by a jury or a court of law.

         9. ENTIRE AGREEMENT. The Agreement sets forth the entire agreement and understanding between the parties relating to the subject matter of it, and supersedes and merges all prior discussions between the parties about such subject matter.



         10. SEVERABILITY. In the event that one or more of the provisions contained in this Agreement are held to be invalid, illegal, or unenforceable to any respect by a court of competent jurisdiction, such holding shall not impair the validity, legality or enforceability of the remaining provisions herein.



         11. SUCCESSORS AND ASSIGNS. This Agreement be binding and Faliks' heirs, executors, administrators, and other legal representatives and will be for the benefit of the Company, its successors, and assigns.



         12. NOTICES. Any notice or other communication required or given hereunder shall be in writing and delivered personally or sent by telecopier, certified, registered, or express mail, postage prepaid, and shall be deemed given when so delivered personally or by telecopier, or if mailed, two days after the date of mailing as follows:



                  If to the Company, addressed to it at:

                           AccuImage Diagnostic Corp.

                           501 Oyster Point Blvd.

                           South San Francisco, CA 94080

                           Attention: Chairman of the Board



                  If to Faliks, addressed to him at:

                           Aviel Faliks, Ph.D.

                           101 Summer St., Apt. 414

                           Stamford, CT 06901

Or at such other address as either party may from time to time specify by giving notice as provided herein.

         13. INDEMNIFICATION AND INSURANCE. The Company will indemnify Faliks to the fullest extent permitted by the laws of the State of Nevada, as in effect at the time the subject act or omission, and Faliks shall be entitled to the protection of any insurance policies the Company may elect to maintain generally for the benefit of its directors and officers insuring against all costs, charges and expenses whatsoever incurred or sustained by Faliks in connection with any action, suit or proceeding to which Faliks may be made a part by reason of being or having been an officer or employee of the Company or any of its subsidiaries, predecessors, or serving or having served any other enterprises at the request of the Company (other than any dispute, claim or controversy brought by the Company against Faliks for breach of any provision of this agreement).



         14. SOURCE OF FUNDS. Any and all payments provided pursuant to this Agreement shall be made in cash from the general funds of the Company and no special or separate fund or insurance arrangement shall be established or created and no other aggregation of assets made to assure payment. To the extent that any person acquires a right to receive payments from the company hereunder, such right shall be no greater than the right of an unsecured creditor of the Company.



         15. AMENDMENTS AND WAIVERS. This agreement may not be amended, modified, canceled, renewed, extended, or in any form waived, except by written instrument signed by both parties, or in the case of a waiver, by the party to be charged.



         IN WITNESS WHEREOF the parties hereto have executed this agreement as of the month and date first above written



                                     AVI FALIKS

                                 /s/ AVI FALIKS
                                ----------------



                           ACCUIMAGE DIAGNOSTIC CORP.

                               /s/ C. ALLEN WALL
                               ----------------------
                               By: C. Allen Wall, M.D.

                               Its: Chairman of the Board